Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2018, in the Registration Statement (Form F-1) and related Prospectus of Walnut Street Group Holding Limited.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
June 29, 2018